Exhibit 10.1

EXECUTION VERSION

RAAM GLOBAL ENERGY COMPANY

$50,000,000 12.50% Senior Secured Notes due 2015

PURCHASE AGREEMENT

April 5, 2013

GLOBAL HUNTER SECURITIES, LLC

400 Poydras Street

Suite 3100

New Orleans, Louisiana 70130

(the “Initial Purchaser”)

Ladies and Gentlemen:

RAAM Global Energy Company, a Delaware corporation (the “Company”), and each of the Guarantors (as hereinafter defined) hereby agrees with you as follows:

1. Issuance of Notes. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchaser $50,000,000 aggregate principal amount of 12.50% Senior Secured Notes due 2015 (each a “Note” and, collectively, the “Notes”). The Company previously issued $150,000,000 aggregate principal amount of its 12.50% Senior Secured Notes due 2015 on September 24, 2010 and an additional $50.0 million aggregate principal amount of 12.50% Senior Secured Notes due 2015 on July 15, 2011 (collectively, the “Existing Notes”). The Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (collectively, the “Securities Act”). The Company’s obligations under the Notes and the Indenture (as defined below) will be unconditionally, fully and irrevocably guaranteed, jointly and severally (the “Guarantees”) on a senior secured basis, by each guarantor listed on the signature pages hereto and each future domestic Restricted Subsidiary of the Company (collectively, the “Guarantors”). The Notes and the Guarantees are referred to herein as the “Securities.” The Securities will be issued pursuant to that certain indenture, dated as of September 24, 2010 (the “Base Indenture”), as amended by the First Supplemental Indenture, dated as of July 15, 2011 (the “First Supplemental Indenture”), a second supplemental indenture to be dated as of the Closing Date (as defined in Section 3 hereof) (the “Second Supplemental Indenture”), a third supplemental indenture to be dated as of the Closing Date (the “Third Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), each by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

In connection with, and as a condition to the consummation of, the Offering, the Company will solicit (the “Solicitation”) consent (the “Consent”) to the amendment of certain covenants contained the Indenture as set forth in the Second Supplemental Indenture from the holders of the Existing Notes upon the terms and conditions set forth in the Company’s consent solicitation statement to holders of Existing Notes dated April 5, 2013 (the “Consent Solicitation Statement”).

The Company has prepared (i) a preliminary offering memorandum, dated April 5, 2013 (“Preliminary Offering Memorandum”) and (ii) a pricing term sheet attached hereto as Schedule I which includes pricing terms and other information with respect to the Notes (as defined below) (the “Pricing Supplement”) relating to the offer and sale of the Securities (the “Offering”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear the legends set forth in the final offering memorandum, dated the date hereof (the “Final Offering Memorandum”). All references in this Agreement to the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum include, unless expressly stated otherwise, (i) all amendments or supplements thereto, (ii) all documents, financial statements and schedules and other information contained, incorporated by reference or deemed incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum shall be deemed to mean all such information contained, incorporated by reference or deemed incorporated by reference therein) and (iii) any electronic Time of Sale Document or Final Offering Memorandum. The Preliminary Offering Memorandum and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.” “Time of Sale” means 3:30 p.m., Eastern time on April 5, 2013. Capitalized terms used, but not defined herein, shall have the meanings set forth in the Time of Sale Document.

2. Terms of Offering. The Initial Purchaser has advised the Company, and the Company understands, that the Initial Purchaser will make offers to sell (the “Exempt Resales”) some or all of the Notes purchased by the Initial Purchaser hereunder on the terms set forth in the Final Offering Memorandum to persons (the “Subsequent Purchasers”) whom the Initial Purchaser reasonably believes (i) are “qualified institutional buyers” (“QIBs”) (as defined in Rule 144A under the Securities Act (“Rule 144A”)), or (ii) are not “U.S. persons” (as defined in Regulation S under the Securities Act (“Regulation S”)) and in compliance with the laws applicable to such persons in jurisdictions outside of the United States.

Pursuant to the terms of the Collateral Agreements, all of the obligations under the Securities and the Indenture will be secured by Liens on substantially all of the assets of the Company and the Guarantors to the extent such assets constitute collateral under the Senior Credit Agreement (subject to prior ranking Liens in favor of the lenders under the Senior Credit Agreement and any other Permitted Liens). Any amendments or modifications to the Collateral Agreements necessary for the issuance of the Notes are referred to herein as the “Collateral Agreement Amendments.”

Holders of the Notes (including Subsequent Purchasers) will have the benefit of registration rights set forth in the registration rights agreement applicable to the Notes (the “Registration Rights Agreement”) in the form attached as Exhibit A hereto, to be executed on and dated as of the Closing Date. Pursuant to the Registration Rights Agreement, the Company will agree, among other things, to file with the SEC (a) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to notes to be offered in exchange for the Notes (the “Exchange Notes”) which shall be identical to the Notes, except that the Exchange Notes shall have been registered pursuant to the Exchange Offer Registration Statement and will not be subject to restrictions on transfer or contain additional interest provisions, (such offer to exchange being referred to as the “Registered Exchange Offer”), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Notes. If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay Additional Interest to the holders of the Notes under certain circumstances to be set forth in the Registration Rights Agreement.

This Agreement, the Notes, the Guarantees, the Exchange Notes, the Registration Rights Agreement, the Second Supplemental Indenture, the Third Supplemental Indenture and the Collateral Agreement Amendments, if any, are hereinafter referred to as the “Closing Transaction Documents.” The Closing Transaction Documents, together with the Indenture (including the Supplemental Indenture) and the Collateral Agreements, are hereinafter sometimes referred to collectively as the “Transaction Documents.” The Offering, Solicitation of the Consent and the other transactions described or contemplated by this Agreement are collectively referred to herein as the “Transactions.”

3. Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the Securities at a purchase price of 101.00% of the aggregate principal amount thereof, plus accrued and unpaid interest from April 1, 2013 to the Closing Date (as defined below). Delivery to the Initial Purchaser of and payment for the Securities shall be made at a closing (the “Closing”) to be held at 10:00 a.m., New York time, on April 11, 2013 (the “Closing Date”) at the New York offices of Proskauer Rose LLP (or such other place as shall be reasonably acceptable to the Initial Purchaser); provided, however, that if the Closing has not taken place on the Closing Date because of a failure to satisfy one or more of the conditions specified in Section 7 hereof and this Agreement has not otherwise been terminated by the Initial Purchaser in accordance with its terms, “Closing Date” shall mean 10:00 a.m. New York time on the first business day following the satisfaction (or waiver) of all such conditions after notification by the Company to the Initial Purchaser of the satisfaction (or waiver) of such conditions.

The Company shall deliver to the Initial Purchaser one or more certificates representing the Securities in definitive form, registered in such names and denominations as the Initial Purchaser may request, against payment by the Initial Purchaser of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchaser at least two business days prior to the Closing. The certificates representing the Securities in definitive form shall be made available to the Initial Purchaser for inspection at the New York offices of Proskauer Rose LLP (or such other place as shall be reasonably acceptable to the Initial Purchaser) not later than 10:00 a.m. New York time one business day immediately preceding the Closing Date. Securities to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

4. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the Initial Purchaser that, as of the date hereof and as of the Closing Date:

(a)	Limitation on Offering Materials. The Company has not prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities, other than (i) the Time of Sale Document, (ii) the Final Offering Memorandum and (iii) the materials listed on Schedule II hereto (each such material, a “Company Additional Written Communication”).

(b)	No Material Misstatement or Omission. (i) The Time of Sale Document as of the Time of Sale did not, and at the Closing Date, will not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the Final Offering Memorandum as then amended or supplemented by the Company, if applicable, at the Closing Date, will not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Time of Sale Document or the Final Offering Memorandum in reliance upon and in conformity with information concerning the Initial Purchaser and furnished in writing by the Initial Purchaser to the Company expressly for use in the Time of Sale Document or Final Offering Memorandum, which information, for the avoidance of doubt, solely consists of (a) the fifth sentence of the sixth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum, (b) the paragraph under the subheading “Stabilization” under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum, (c) the paragraph under the subheading “Notice to Investors in the United Kingdom” under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum, (d) the paragraph under the subheading “Notice to Investors in the European Union” under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum and (e) the marketing name of the Initial Purchaser appearing on the front and back covers of the Preliminary Offering Memorandum and the Final Offering Memorandum.

(c)	Financial Information. As of the Time of Sale and the Closing Date:

(i) the audited and unaudited financial statements and related notes of the Company contained in the Time of Sale Document (the “Financial Statements”) present fairly the financial position, results of operations and cash flows of the Company for the dates and periods to which they apply and have been prepared in accordance with generally accepted accounting principles of the United States, consistently applied as applicable to a private company (“GAAP”). The historical financial data set forth under Item 6. “Selected Financial Data” of the Annual Report on Form 10-K for the year ended December 31, 2012 incorporated by reference in the Time of Sale Document have been prepared on a basis consistent with that of the Financial Statements and present fairly, in all material respects, the financial position and results of operations of the Company as of the respective dates and for the respective periods indicated. All other financial, statistical and market and industry-related data included in the Time of Sale Document are fairly presented and are based on or derived from sources that the Company believes to be reliable and accurate;

(ii) the “as adjusted” historical financial information data included in the Time of Sale Document have been prepared on a basis consistent with the historical financial information included in the Time of Sale Document, and give effect to assumptions made on a reasonable basis to give effect to historical and proposed transactions described in the Time of Sale Document; and

(iii) the reserve and exploitation and production data for the Company’s or the Guarantors’ oil and natural gas properties and business included in the Time of Sale Document are fairly presented and are based on or derived from sources that the Company or the Guarantors believe to be reliable and accurate, it being understood that projections concerning volumes attributable to oil and gas properties and production and cost estimates contained in any reserve report are necessarily based upon professional opinions, estimates and projections and neither the Company nor the Guarantors represents or warrants that any such opinions, estimates and projections will ultimately prove to be accurate.

(d)	Independent Accountants. Ernst and Young, LLP, who have certified and expressed their opinion with respect to the financial statements including the related notes thereto and supporting schedules contained in the Time of Sale Document and the Final Offering Memorandum, are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the applicable rules and regulations adopted by the SEC and as required by the Securities Act.

(e)

No Material Adverse Change. Subsequent to the respective dates as of which information is contained in the Time of Sale Document and the Final Offering Memorandum, except as disclosed in the Time of Sale Document and the Final Offering Memorandum, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any material decrease in the book value of capital stock or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, other than the declaration and payment of dividend during the first quarter of 2013, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (each of clauses (i), (ii) and (iii), a “Material Adverse Change”). To the Company’s knowledge, after due inquiry, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect except as disclosed in the Time of Sale Document and the Final Offering Memorandum. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and the Guarantors, taken as a whole, or on the ability of the Company and the Guarantors to consummate the transactions contemplated hereby.

(f)	Oil and Gas Information. The information set forth in the Time of Sale Document as of the Time of Sale and set forth in the Final Offering Memorandum, at the Closing Date, as then amended or supplemented by the Company, if applicable, relating to oil and natural gas reserves and any other oil and natural gas related information has been included by the Company and prepared by third party reserve engineers in accordance with methods generally applied in the oil and natural gas industry and conforms, in all material respects, to the requirements of the Securities Act and the rules and regulations promulgated thereunder as of the date hereof.

(g)	Guarantors. Each Subsidiary of the Company that borrows or guarantees indebtedness under or pursuant to the Senior Credit Agreement is a Guarantor signatory to this agreement.

(h)	Incorporation and Good Standing of the Company and its Subsidiaries; The Company and each of the Guarantors is an entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it was formed, and has the requisite organizational power and authorization to own or lease its properties and to carry on its businesses as now being conducted. The Company and each of the Guarantors is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which their ownership of property or the nature of the business conducted by them makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably expected to have a Material Adverse Effect.

(i)

Legal Power and Authority. (i) The Company and each of the Guarantors has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents to which they are a party, and to issue the Notes and the Guarantees, respectively, in accordance with the terms hereof and thereof. The execution and delivery of the Closing Transaction Documents by the Company and each of the Guarantors (as applicable) and the consummation by the Company and the Guarantors (as applicable) of the Transactions have been duly authorized by the requisite limited liability company, corporate or other applicable proceedings and (ii) other than such filings required under applicable securities or “Blue Sky” laws of the states of the United States and such filings and recordations as are necessary or appropriate to perfect the liens and security interests created by the Collateral Agreements (the “Required Approvals”), no further filing, consent, or authorization is required by the Company and the Guarantors, their respective members, managers, shareholders and directors (as applicable) in connection therewith. This Agreement has been duly executed and delivered by the Company and the Guarantors (as applicable) and constitutes the legal, valid and binding obligation of the Company and the Guarantors (as applicable), enforceable against the Company and the Guarantors (as applicable) in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The other Closing Transaction Documents, when validly executed and delivered by the Company and the Guarantors and each of the other parties thereto (as applicable), will constitute the legal, valid and binding obligations of the Company and the Guarantors (as applicable), enforceable against the Company and the Guarantors (as applicable) in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j)	Notes. The Notes have been, and when issued, the Exchange Notes will have been, duly authorized by the Company and the Guarantees have been duly authorized by each of the Guarantors, and when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming due authentication of the Notes and the Exchange Notes by the Trustee) and paid for as provided herein, will constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable against them in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(k)	No Offer and Sale Within Six Months. None of the Company nor any of its respective affiliates have sold or issued any security of the same or similar class or series as the Securities that would be required to be integrated with the offering of the Securities in a manner that would require registration under the Securities Act during the six-month period preceding the earlier of the date of this Agreement and the Closing Date, including any sales pursuant to Rule 144A, Regulation D or Regulation S other than the Existing Notes, of which the Notes will form part of the same series in accordance with the Indenture. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(l)	No Registered Securities. There are no securities of the Company or any of the Guarantors that are listed on a national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934, as amended, or that are quoted in a United States automated interdealer quotation system of the same class within the meaning of Rule 144A as the Securities.

(m)	No Violation or Default. Neither the Company nor any of the Guarantors is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any material term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of the Guarantors are a party or by which the Company or any of the Guarantors are bound or to which any of the property or assets of the Company or any of the Guarantors are subject, except for any such default that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(n)	Foreign Corrupt Practices. Neither the Company, nor any of the Guarantors, nor to the knowledge of the Company, any of their respective directors or officers, agents, employees or other Persons acting on behalf of the Company or any of the Guarantors, has, in the course of its actions for, or on behalf of, the Company or any of the Guarantors (i) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (ii) made any direct or indirect unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(o)	Transactions With Related Persons. Other than as described in the Time of Sale Document, since the beginning of the Company’s last fiscal year, there have not been any material transactions of the type described in Item 404(a) of Regulation S-K under the Securities Act between (i) the Company or any of the Guarantors on the one hand, and (ii) any related persons, on the other hand, where such related person had or will have a direct or indirect material interest. For the purposes of this Section 4(o), the term “related person” means any director or officer of the Company, any nominee director and any immediate family member of such persons.

(p)

Permitted Debt; Permitted Liens. Except as described in the Time of Sale Document, after giving effect to the issuance of the Notes and the application of the proceeds thereof, (i) there will be no outstanding indebtedness, debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or the Restricted Subsidiaries or by which the Company or the Restricted Subsidiaries are or may become bound, other than the Existing Notes, the Notes or as permitted under the Indenture and disclosed in the Time of Sale Document; and (ii) there will be no Liens or financing statements, deeds of trust, mortgages or analogous registrations securing indebtedness or other obligations filed in connection with the Company or the Restricted Subsidiaries, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or the Restricted Subsidiaries or any rights thereunder, other than Permitted Liens. Except as disclosed in the Time of Sale Document or as set forth in the Company’s or Guarantors’ respective organizational documents, (A) there are no agreements or arrangements under which the Company or the Guarantors are obligated to register the sale of any of their securities under the Securities Act, (B) there are no outstanding securities or instruments of the Company or the Guarantors that contain any redemption or similar provisions (other than the Notes); and (C) there are no contracts, commitments, understandings or arrangements by which the Company or the Guarantors are bound to redeem a security of the Company or the Guarantors (other than the Notes).

(q)	No Conflicts. The execution and, delivery of the Closing Transaction Documents and performance of the Transaction Documents by the Company and each of the Guarantors (as applicable) and the consummation by the Company and each of the Guarantors (as applicable) of the Transactions will not (i) result in a violation of the certificate of incorporation, bylaws, articles of organization, operating agreement or other organizational documents of the Company or any of the Guarantors, (ii) provided the Company obtains the Consent to amend certain covenants contained the Indenture, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, mortgage, deed of trust, loan agreement or instrument to which any of the Company or any of the Guarantors is a party or by which any property or asset of the Company or any of the Guarantors is subject, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company or any of the Guarantors or by which any property or asset of the Company or any of the Guarantors is bound, except, in the case of clauses (ii) and (iii), for such violations as could not be reasonably expected to have a Material Adverse Effect; provided further that any failure to obtain the Consent to amend certain covenants contained the Indenture shall be deemed to be a violation that will have a Material Adverse Effect. Immediately, after consummation of the Offering and the transactions contemplated in the Transaction Documents, no default or event of default under the Indenture will exist.

(r)	No Consents. Other than the Required Approvals and the Consent to amend certain covenants contained the Indenture , none of the Company or the Guarantors (as applicable) are required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute and deliver the Closing Transaction Documents or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, approvals, authorizations, orders, filings and registrations that the Company is required to obtain prior to the Closing will have been obtained or effected on or prior to the Closing Date, and the Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registrations, application, approvals or filings pursuant to the immediately preceding sentence.

(s)	No Material Proceedings. Except as disclosed in the Time of Sale Document, there is no action, suit, proceeding, inquiry or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or the Guarantors or any of the Company’s or the Guarantors’ officers or directors in their capacities as such, other than actions, suits, proceedings or investigations claiming damages, fines, penalties or other payments that would reasonably be expected to have a Material Adverse Effect.

(t)	All Necessary Permits. Neither the Company nor any of the Guarantors is in violation of any term of or in default under their certificate of incorporation, bylaws, articles of organization, operating agreement or other organizational document. Neither the Company nor any of the Guarantors are in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or the Guarantors, except for possible violations that could not reasonably be expected to have a Material Adverse Effect. The Company and the Guarantors possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits could not reasonably be expected to have a Material Adverse Effect, and the Company and the Guarantors have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit except where such revocation or modification of such certificate, authorization or permit could not reasonably be expected to have a Material Adverse Effect.

(u)	Title to Properties. Each of the Company and the Guarantors has good and marketable title to all real property and personal property owned or leased by them that is material to the business of the Company and the Guarantors on a consolidated basis, in each case, free and clear of all liens, encumbrances and defects except such as do not have a Material Adverse Effect hereunder or as otherwise disclosed in the Time of Sale Document. Any real property and facilities held under lease by any of the Company and the Guarantors are held under valid, subsisting and enforceable leases with such exceptions as do not have a Material Adverse Effect.

(v)	Tax Law Compliance. The Company and the Guarantors (i) have timely made or filed all material foreign, federal, state, local and provincial income and all other material tax returns, reports and declarations required to be made or filed by them by any jurisdiction to which they are subject and such returns, reports and declarations are true, correct and complete in all material respects, and (ii) have timely paid all material taxes and other governmental assessments and charges that are due (whether or not shown as due) and payable by them on such returns, reports and declarations, except those being contested in good faith for which adequate reserves have been accrued on the Company’s latest consolidated balance sheet. There are no unpaid taxes of the Company or the Restricted Subsidiaries in any material amount claimed to be due by the taxing authority of any jurisdiction. There are no liens with respect to any taxes upon any of the assets or properties of the Company or any of the Guarantors other than for taxes that are not yet due and payable. No claim, audit or legal proceeding against the Company or any of the Guarantors is pending, nor, to the Company’s knowledge, has one been threatened in writing in respect of any tax.

(w)

Intellectual Property Rights. The Company and the Guarantors own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, trade secrets and other intellectual property rights reasonably necessary for the conduct of their businesses as now conducted (collectively, the “Intellectual Property Rights”) free and clear of all Liens other than Permitted Liens. There is no claim, action or proceeding pending, or to the knowledge of the Company, being threatened, against the Company or any of the Guarantors regarding the Intellectual Property Rights except as could not reasonably be expected to have a Material Adverse Effect. The Company does not have any knowledge of any infringement by the Company or the Guarantors of intellectual property rights of others that could reasonably be expected to form the basis of a claim, action or proceeding against the Company or the Guarantors, which claim, action or proceeding could reasonably be expected to have a Material Adverse Effect. All written licenses relating to the Intellectual Property Rights under which the Company or the Restricted Subsidiaries is a licensor or licensee are valid, subsisting, in full force and effect and binding upon the Company or the Restricted Subsidiaries, as the case may be, and the other parties thereto in accordance with their terms, other than as could not reasonably be expected to have a Material Adverse Effect.

(x)	Compliance with Environmental Laws. The Company and the Guarantors (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws (as defined below) to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is not aware of any claims or potential claims against the Company and the Guarantors arising under Environmental Laws (as defined below) (including any potential claims by any governmental agency or third parties for clean-up of properties), other than as could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Environmental Laws” means all federal, state, local or foreign laws, codes, decrees, injunctions, judgments, orders or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

(y)	Insurance. The Company and each of the Guarantors are insured against such losses and risks and in such amounts as is customary in the businesses in which the Company and the Guarantors presently are engaged. There are no material claims by the Company or any of the Guarantors under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

(z)	Employee Relations. The Company and the Guarantors are not a party to any collective bargaining agreement or employ any member of a union. The Company and the Guarantors are in compliance with all federal, state, provincial, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect. No strike, work stoppage or material work slowdown by employees of the Company or any of the Guarantors exists or, to the best knowledge of the Company, is contemplated or threatened.

(aa)	Investment Company. Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Document and the Final Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(bb)	No Registration. Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 6 hereof and the Initial Purchaser’s compliance with their agreements set forth in the Transaction Documents, it is not necessary in connection with the offer, issuance, sale and delivery of the Notes in the manner contemplated by this Agreement and the other Transaction Documents to register the offer or sale of any of the Notes to the Initial Purchaser under the Securities Act or to qualify the Indenture under the United States Trust Indenture Act of 1939 (the “TIA”).

(cc)	Reserve Estimates. The oil and gas reserve estimates of the Company contained in the Time of Sale Document and set forth in the Final Offering Memorandum, as then amended or supplemented by the Company, if applicable, (i) are derived from reports that have been prepared by the petroleum consulting firms as set forth therein, (ii) to the best of the Company’s knowledge, such reserve estimates fairly reflect, in all material respects, the oil and gas reserves of the Company at the dates indicated therein and (iii) are in accordance with the guidelines applicable thereto.

(dd)	Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Time of Sale Document or the Final Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ee)	Solvency. As of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the Transactions, the Company is and will be Solvent. As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (A) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (C) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (D) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (E) such person is able to pay its debts as they become due and payable.

(ff)	Collateral.

(i) The Liens granted on the Collateral pursuant to the Collateral Agreements, as amended by the Collateral Agreement Amendments, as applicable, constitute valid and enforceable perfected Liens on the Collateral securing the Obligations under the Notes and the Guarantees, in each case prior and superior in right to any other Person herein (other than any Person holding a Permitted Lien).

(ii) As of the Closing Date, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Company, any Guarantor or any Subsidiary or any rights thereunder, except for Permitted Liens.

(iii) All information certified by an officer of the Company in the perfection certificate, signed by an officer of the Company and delivered by such officer on behalf of the Company, is true and correct as of the date hereof and as of the Closing Date.

5. Covenants of the Company and the Guarantors. Each of the Company and the Guarantors jointly and severally agrees:

(a)	Securities Law Compliance. To (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, untrue or that requires the making of any additions to or changes in the Time of Sale Document, any Company Additional Written Communication, or the Final Offering Memorandum, to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)

Offering Documents. To (i) furnish the Initial Purchaser, without charge, as many copies of the Time of Sale Document and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser’s reasonable request, any amendment or supplement to the Time of Sale Document or Final Offering Memorandum that the Initial

Purchaser, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Company and the Guarantors hereby consent to the use of the Time of Sale Document and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

(c)	Consent to Amendments and Supplements. Not to amend or supplement the Time of Sale Document or the Final Offering Memorandum prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchaser of all the Securities purchased by the Initial Purchaser, unless the Initial Purchaser shall previously have been advised thereof and shall have provided its consent thereto, which consent shall not be unreasonably withheld. Before making, preparing, using, authorizing, approving or referring to any Company Additional Written Communications, the Company will furnish to the Initial Purchaser and counsel for the Initial Purchaser a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchaser reasonably objects. The Company and the Guarantors consent to the use by the Initial Purchaser of a Company Additional Written Communication that contains (A) information describing the preliminary terms of the Securities or their offering or (B) information that describes the final terms of the Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of the Pricing Supplement.

(d)	Preparation of Amendments and Supplements to Offering Documents. So long as the Initial Purchaser shall hold any of the Securities, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchaser, it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum to correct any untrue statement of a material fact or omission to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Document or the Final Offering Memorandum to comply with any Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Time of Sale Document and the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchaser) so that (A) as so amended or supplemented, the Time of Sale Document and the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Time of Sale Document and the Final Offering Memorandum will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum so that the Time of Sale Document and the Final Offering Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchaser) so that the Time of Sale Document or the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)	“Blue Sky” Law Compliance. To cooperate with the Initial Purchaser and the Initial Purchaser’s counsel in connection with the qualification of the Securities under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions as the Initial Purchaser may request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided, however, the Company shall not be required to qualify to do business in any jurisdiction. The Company will advise the Initial Purchaser promptly of the suspension of any such exemption relating to the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such exemption, the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal thereof.

(f)	Payment of Expenses. Whether or not any of the Offering or the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Time of Sale Document and the Final Offering Memorandum and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Transaction Documents, (C) the preparation, issuance and delivery of the Securities, (D) the qualification of the Securities for offer and sale under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions (including, without limitation, the reasonable fees and disbursements of the Initial Purchaser’s counsel relating to such registration or qualification), but in any event, not to exceed $15,000, (E) furnishing such copies of the Time of Sale Document and the Final Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser and (F) the performance of the obligations of the Company and the Guarantors obligations under the Registration Rights Agreement, including but not limited to the Registered Exchange Offer, the Exchange Offer Registration Statement, and any Shelf Registration Statement, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company or the Guarantors, (iii) all fees and expenses (including fees and expenses of counsel) of the Company or the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, (iv) all fees charged by rating agencies in connection with the rating of the Securities, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and all collateral agents, (vi) all costs and expenses in connection with the creation and perfection of the security interest to be created and perfected pursuant to the Collateral Agreements and the Collateral Agreement Amendments, as applicable (including without limitation, filing and recording fees, search fees, taxes and costs of title policies) and (vii) all other reasonable fees, disbursements and out-of-pocket expenses incurred by the Initial Purchaser in connection with its services to be rendered hereunder including, without limitation, the reasonable fees and disbursements of Proskauer Rose LLP, counsel to the Initial Purchaser, word processing charges, the costs of printing or producing any investor presentation materials, messenger and duplicating service expenses, facsimile expenses and other customary expenditures.

(g)	Use of Proceeds. The proceeds from the sale of the Notes will be used for as set forth under the “Use of Proceeds” section of the Time of Sale Document.

(h)	Transaction Documents. To do and perform all things required to be done and performed under the Transaction Documents prior to and after the Closing Date.

(i)	Integration. Not to, and to ensure that no Affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchaser or to the Subsequent Purchasers of the Securities.

(j)	Stabilization or Manipulation. Not to take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise.

(k)	DTC. To comply with the representation letter of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer and pay all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval and settlement of the Notes by DTC for “book-entry” transfer.

(l)	Rule 144(A) Information. For so long as any of the Securities remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective Subsequent Purchasers of such Securities from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(m)	Additional Offering Materials. Except in connection with the Registered Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Securities other than the Time of Sale Document and the Final Offering Memorandum and any amendments and supplements to the Preliminary Offering Memorandum or the Final Offering Memorandum prepared in compliance with this Agreement, (ii) solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(n)	No other fees. Other than the Initial Purchaser, the Company has not engaged any placement agent or other agent performing a similar function in connection with the sale of the Notes and the execution and delivery of the Transaction Documents.

(o)	Sale of Restricted Securities. During the one year period after the Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other Affiliates controlled by the Company to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other Affiliates controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

(p)	Security Interests. Subject to Section 5(t) below, to complete on or prior to the Closing Date all filings and other similar actions required, if any, in connection with the perfection of security interests as and to the extent contemplated by the Collateral Agreements and the Collateral Agreement Amendments, as applicable.

(q)	Good Standings. To deliver to the Initial Purchaser on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and the good standing of the Company and the Subsidiaries in such other jurisdictions as the Initial Purchaser may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(r)	Investment Company. The Company and its Subsidiaries will conduct their businesses in a manner so as to not be required to register under the Investment Company Act.

(s)	Post-Closing Matters. The Company and the Guarantors shall deliver to the Collateral Agent, as mortgagee, on or prior to the date which is 60 calendar days after the Closing Date,

(i) A mortgage or mortgage amendment, to the extent applicable, on all assets used or useful in the Oil and Gas Business (as defined in the Indenture) that are susceptible of being mortgaged, but only to the extent such assets constitute collateral securing obligations under the Senior Credit Agreement;

(ii) evidence that fully executed counterparts of all mortgages or amendments and supplements to prior mortgages, have been duly executed by the Company or the applicable Restricted Subsidiary in form and substance reasonably satisfactory to the Collateral Agent together with evidence that all mortgages have been recorded in the jurisdictions necessary to create a valid, perfected and enforceable Liens (subject to no Liens other than Permitted Liens) on assets used or useful to the Oil and Gas Business, but only to the extent such assets constitute collateral securing obligations under the Senior Credit Agreement;

(iii) an opinion from local counsel in each state where such assets used or useful to the Oil and Gas Business are located, in form and substance reasonably satisfactory to the Collateral Agent and covering such matter as Collateral Agent may reasonably request, including without limitation, the enforceability of the relevant mortgages or mortgage amendments, as such mortgages may be further supplemented or amended; and

(iv) evidence reasonably satisfactory to the Collateral Agent of the recordation of mortgages or any mortgage amendments, including file stamped or certified copies of recorded mortgages or any mortgage amendments.

Additional mortgages, amendments or supplements, as applicable shall be delivered by the Company or the applicable Restricted Subsidiary on or prior to the first business day of each January, April, July or October (beginning with July 1, 2013) immediately following the occurrence of either:

(i) the acquisition of additional assets used or useful to the Oil and Gas Business by the Company or a Restricted Subsidiary, or

(ii) if such assets used or useful to the Oil and Gas Business were previously Excluded Collateral but have ceased to be Excluded Collateral, after such cessation,

provided that, in the case of (i) and (ii) above, such assets constitute collateral securing obligations under the Senior Credit Agreement.

If, at any time after the Closing Date, the Company or a Restricted Subsidiary grants a Lien on any additional assets used or useful to the Oil and Gas Business to secure First Priority Obligations, such mortgage, amendment or supplement must be delivered to the Collateral Agent to secure the obligations hereunder at the same time as such grant to secure First Priority Obligations is delivered to the Administrative Agent under the Senior Credit Agreement.

In addition, the Company and the Guarantors, as applicable, shall deliver to the Collateral Agent, on or prior to the date which is 60 calendar days after the Closing Date, deposit control agreements or any amendments to existing deposit control agreements and such other agreements or instruments, in each case in form and substance reasonably acceptable to the Collateral Agent and duly executed by the applicable depository bank, as may be necessary to establish and maintain control of such deposit accounts from time to time.

(u)	Consummation of Consent Solicitation. To take whatever action necessary to consummate the Consent Solicitation as set forth in the Consent Solicitation Statement.

6. Representations and Warranties of the Initial Purchaser. The Initial Purchaser represents and warrants that:

(a)	Initial Purchaser Status, Resale Terms. The Initial Purchaser (i) is either (1) a QIB or (2) an “institutional accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D and (ii) will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Memorandum.

(b)	Sale of Restricted Exchange Securities. It will solicit offers to buy the Securities only from, and will offer and sell the Securities only to, persons reasonably believed by the Initial Purchaser (A) to be QIBs, or (B) to not be “U.S. persons” (as defined under Regulation S) and in compliance with laws applicable to such persons in jurisdictions outside of the United States; provided, however, that in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Time of Sale Document and the Final Offering Memorandum.

(c)	General Solicitation. No form of general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or, with respect to Securities to be sold in reliance on Regulation S, by means of any directed selling efforts be made by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Securities.

7. Conditions. The obligations of the Initial Purchaser to purchase the Securities under this Agreement are subject to the performance by each of the Company and the Guarantors of their respective covenants and obligations hereunder and the satisfaction of each of the following conditions:

(a) The Company shall have delivered executed copies of each of the Closing Transaction Documents in form and substance reasonably satisfactory to the Initial Purchaser on the Closing Date or, with respect to Collateral Agreements or Collateral Agreement Amendments to be delivered pursuant to Section 5(t) hereto and the certificates required to be delivered pursuant to Section 7(b)(ii) below, as otherwise required in accordance with the terms herein.

(b) The Initial Purchaser shall have received on the Closing Date:

(i) A certificate, dated the Closing Date, executed by the secretary of the Company and each Guarantor, certifying such matters as the Initial Purchaser may reasonably request and customary for transactions of this type, including (i) the resolutions as adopted by the Boards of Directors of the Company and each Guarantor in a form reasonably acceptable to the Initial Purchaser, and (ii) the certificate of incorporation and bylaws, or other organizational documents, of each of the Company and the Guarantors.

(ii) A certificate evidencing qualification by such entity as a corporation or limited liability company in good standing issued by the Secretaries of State (or comparable office) of each of the jurisdictions in which each of the Company and the Guarantors operates as of a recent date along with “bring-down” certificates evidencing such qualification dated the Closing Date;

(iii) from Ernst & Young LLP, the independent accountants of the Company, (A) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, with respect to the financial statements and certain financial information contained in the Time of Sale Document, and (B) a customary “bring-down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, which includes, among other things, a reaffirmation of the statements made in its initial letter furnished pursuant to clause (A) with respect to such financial statements and financial information contained in the Time of Sale Document and the Final Offering Memorandum;

(iv) Consent letter(s) of Netherland, Sewell & Associates, Inc., independent petroleum engineers for the Company, substantially in the form of Exhibit B attached hereto; and

(v) Consent letter(s) of H.J. Gruy and Associates, Inc., independent petroleum engineers for the Company, substantially in the form of Exhibit C attached hereto.

(vi) Consent letter(s) of Cawley, Gillespie and Associates, Inc., independent petroleum engineers for the Company, substantially in the form of Exhibit D attached hereto.

(vii) The opinion and 10b-5 statement of Vinson & Elkins L.L.P., counsel to the Company, dated the Closing Date, covering, in substance the matters listed on Exhibit E attached hereto, with such changes to the wording and scope thereof as are reasonably satisfactory to the Initial Purchaser, which opinion and 10b-5 statement shall also contain customary assumptions, qualifications, exceptions and limitations.

(viii) Each of the local counsel to the Company listed on Schedule III hereto shall have furnished to the Initial Purchaser, at the request of the Company, its written opinion, dated the Closing Date (or such later date as may be permitted in accordance with Section 5(t) hereof) and addressed to the Initial Purchaser, in form and substance customary for secured notes offerings by oil and gas development and exploration companies.

(ix) A certificate, executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that (1) the representations and warranties of the Company and the Guarantors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date), (2) the Company and the Guarantors shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and the Guarantors, as applicable, at or prior to the Closing Date, (3) since the date of the most recent balance sheet contained in the Time of Sale Document there shall not have been any Material Adverse Effect or any development involving or which could reasonably be expected to result in a Material Adverse Effect, (4) no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, as of the Closing Date, render impossible the issuance or sale of the Notes or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees and (5) to the best of his knowledge, except as disclosed in the Time of Sale Document and the Final Offering Memorandum, there are no proceedings pending or, to his knowledge threatened that seek to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Transaction Documents or any of the transactions contemplated therein.

(x) The statements of the Company and the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(xi) A customary opinion letter and 10b-5 statement, dated the Closing Date, from Proskauer Rose LLP, in form satisfactory to the Initial Purchaser.

(c) The Collateral Agent shall have received on the Closing Date:

(i) Appropriately completed copies of Uniform Commercial Code financing statements (to the extent necessary to perfect or maintain perfection of Liens on the Collateral as described in the Time of Sale Document) and certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party reasonably acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Collateral Agreement), other than any such financing statements that are being released in connection with the Transactions or that evidence Permitted Liens; and

(ii) approvals, opinions, or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent;

(d) The Collateral Agent and its counsel shall be satisfied that (A) the Lien granted to the Collateral Agent, for the benefit of the Secured Parties in the collateral described above is of the priority described in the Time of Sale Document and the Final Offering Memorandum and (B) no Lien exists on any of the collateral described above, other than (1) Liens created in favor of the Collateral Agent, for the benefit of the Secured Parties pursuant to a Collateral Agreement and the Collateral Agreement Amendments, as applicable, and (2) Permitted Liens;

(e) The Company and the Guarantors shall have obtained all governmental regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities.

(f) Subsequent to the respective dates as of which information is given in the Time of Sale Document (exclusive of any amendment or supplement thereto), there shall not have been any Material Adverse Change that could, in the judgment of the Initial Purchaser, be expected to (i) make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Document and the Final Offering Memorandum, or (ii) materially impair the investment quality of any of the Securities.

(g) Any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to market or proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum or to enforce contracts for the sale of any of the Securities.

(h) Trading or a suspension or limitation of trading generally in securities on the New York Stock Exchange, the NYSE Amex LLC or the NASDAQ National Market or any setting of limitations on prices for securities occurs on any such exchange or market or (ii) the declaration of a banking moratorium by any Governmental Authority has occurred or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that, in the case of clause (i) or (ii) of this paragraph, in the judgment of the Initial Purchaser, could reasonably be expected to have a material adverse effect on the financial markets in the United States.

(i) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents and the Transactions and all other legal matters relating of the Offering, issuance and sale of the Securities and the Transactions shall be reasonably satisfactory in all material respects to counsel to the Initial Purchaser; and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(j) The Initial Purchaser shall have received satisfactory evidence that the Company has obtained valid Consent to amend certain covenants contained the Indenture as set forth in the Second Supplemental Indenture from the holders of the Existing Notes upon the terms and conditions set forth in the Consent Solicitation Statement.

8. Indemnification and Contribution.

(a)	Indemnification by the Company and the Guarantors. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless the Initial Purchaser, its affiliates participating in this offering (“selling agents”), directors, officers and employees, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchaser, director, officer, employee, selling agent or such controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto;

(ii)	the omission or alleged omission to state, in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(iii)	any breach by the Company or any of the Guarantors of their respective representations, warranties and agreements set forth herein or of Applicable Law, or any failure by the Company to perform any covenant set forth herein;

and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchaser and its affiliates, directors, officers, employees and each such controlling persons for any legal or other expenses incurred by such person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, the Company and the Guarantors will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage, liability or expense resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchaser to the Company consists of the information set forth in Section 12. The indemnity agreement set forth in this Section shall be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties.

(b)	Indemnification by the Initial Purchaser. The Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless each of the Company, each of the Guarantors and their respective directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses to which the Company, such Guarantors or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning any Initial Purchaser furnished to the Company by the Initial Purchaser specifically for use therein as set forth in Section 12; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, each of the Guarantors or any such director, officer or controlling person in connection with any such loss, claim, damage, liability, expense or action in respect thereof. The indemnity agreement set forth in this Section shall be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties.

(c)

Notifications and Other Indemnification Procedures. As promptly as reasonably practicable after receipt by an indemnified party under this Section of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under Section 8(a) or (b) above unless and only to the extent it is materially prejudiced as a proximate result thereof and (ii) will not, subject to clause (i), relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of Section 8(a) or the Company in the case of Section 8(b), representing the indemnified parties under such Section 8(a) or (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section, in which case the indemnified party may effect such a settlement without such consent.

(d)	Settlements. No indemnifying party shall be liable under this Section for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e)	Contribution. In circumstances in which the indemnity agreements provided for in this Section is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchaser pursuant to Section 8(b) above, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)

Equitable Consideration. The Company, the Guarantors and the Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to Section 8(e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 8(e). Notwithstanding any other provision of this Section, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchaser’s obligation to contribute hereunder shall be several in proportion to their respective purchase obligations hereunder and not joint. For purposes of Section 8(e), each director, officer and employee of the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act, shall have the same rights to contribution as the Initial Purchaser, and each director, officer and employee of the Company and the Guarantors, and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

9. Termination. The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the events described in Sections 7(g) (No Material Adverse Change), 7(h) (No Hostilities) or 7(i) (No Suspension in Trading; Banking Moratorium) shall have occurred or if the Initial Purchaser shall decline to purchase the Securities for any reason permitted by this Agreement. Any termination pursuant to this Section shall be without liability on the part of (a) the Company or the Guarantors to the Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchaser pursuant to Section 5(f) hereof or (b) the Initial Purchaser to the Company or the Guarantors, except, in the case of each of clauses (a) and (b), that the provisions of Sections 9 and 10 hereof shall at all times be effective and shall survive such termination.

10. Survival. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Company and the Guarantors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, (ii) the acceptance of the Securities, and payment for them hereunder, and (iii) any termination of this Agreement.

11. No Fiduciary Relationship. The Company and the Guarantors hereby acknowledge that the Initial Purchaser are acting solely as Initial Purchaser in connection with the purchase and sale of the Securities. The Company and the Guarantors further acknowledge that the Initial Purchaser is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchaser act or be responsible as a fiduciary to either the Company, the Guarantors or their respective management, stockholders or creditors or any other person in connection with any activity that the Initial Purchaser may undertake or has undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchaser hereby expressly disclaims any fiduciary or similar obligations to either the Company or the Guarantors, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Guarantors hereby confirm their understanding and agreement to that effect. The Company, the Guarantors and the Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchaser to the Company and the Guarantors regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company and the Guarantors. The Company and the Guarantors hereby waive and release, to the fullest permitted by law, any claims that either of the Company or the Guarantors may have against the Initial Purchaser with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Guarantors in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

12. Information Supplied by Initial Purchaser. Each of the Company and the Guarantors hereby acknowledges that, for purposes of Section 8, the only information that the Initial Purchaser has furnished to the Company specifically for use in the Preliminary Offering Memorandum or the Final Offering Memorandum are the statements set forth in (a) the fifth sentence of the sixth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum, (b) the paragraph under the subheading “Stabilization” under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum and (c) the marketing name of the Initial Purchaser appearing on the front and back covers of the Preliminary Offering Memorandum and the Final Offering Memorandum.

13. Miscellaneous.

(a)	Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows:

(i)	if to the Company, to:

RAAM GLOBAL ENERGY COMPANY

1537 Bull Lea Road, Suite 200

Lexington, Kentucky 40511

Telephone:    (859) 253-1300

Facsimile:     (859) 233-7471

Attention:      Jeff T. Craycraft,

                       Treasurer and Chief Financial Officer

with a copy to (which shall not constitute notice):

VINSON & ELKINS L.L.P.

First City Tower

1001 Fannin Street

Suite 2500

Houston, Texas 77002

Attention: Sarah K. Morgan

Phone: (713) 758-2977

Fax: (713) 615-5234

(ii)	if to the Initial Purchaser, to:

GLOBAL HUNTER SECURITIES, LLC

400 Poydras Street, Suite 3100

New Orleans, Louisiana 70130

Attention: Gary Meringer, Esq.

Phone: (504) 410-8017

Fax: (504) 212-1610

with a copy to (which shall not constitute notice):

PROSKAUER ROSE LLP

11 Times Square

New York, New York 10036

Attention: Frank Lopez, Esq.

Phone: (212) 969-3492

Facsimile: (212) 969-2900

(b)	Beneficiaries. This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchaser and to the extent provided in Section 8 hereof, the controlling persons, affiliates, officers, directors, partners, employees, representatives and agents referred to in Section 8 hereof and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from the Initial Purchaser merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Securities from the Initial Purchaser is intended to be a beneficiary of the covenants of the Company and the Guarantors contained in the Registration Rights Agreement to the same extent as if the Securities were sold and those covenants were made directly to such purchaser by the Company and the Guarantors, and each such purchaser shall have the right to take action against the Company and the Guarantors to enforce, and obtain damages for any breach of, those covenants.

(c)	Governing Law; Jurisdiction; Waiver of Jury Trial; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflict of law to the extent that the application of the laws of another jurisdiction would be required thereby. No legal proceeding may be commenced, prosecuted or continued by any party hereto in any court other than the competent courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company, each Guarantor and the Initial Purchaser each hereby consent to the jurisdiction of such courts and personal service with respect thereto. Each of the parties hereto irrevocably waives, to the fullest extent it may effectively do so under applicable law, trial by jury and any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(d)	Entire Agreement; Counterparts. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)	Separability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)	Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided, that the same are in writing and signed by all of the signatories hereto.

[signature pages follow]

Please confirm that the foregoing correctly sets forth the agreement between the Company, the Guarantors and the Initial Purchaser.

Very truly yours,

RAAM GLOBAL ENERGY COMPANY

By:	/s/ Howard Settle
Name:	Howard Settle
Title:	President and Chief Executive Officer

CENTURY EXPLORATION NEW ORLEANS, LLC
CENTURY EXPLORATION HOUSTON, LLC
CENTURY EXPLORATION RESOURCES, LLC

By:	/s/ Howard Settle
Name:	Howard Settle
Title:	President

Accepted and Agreed to:

GLOBAL HUNTER SECURITIES, LLC

By:	/s/ Gary Meringer
Name:	Gary Meringer
Title:	Managing Director

SCHEDULE I

PRICING SUPPLEMENT

$50,000,000

12.50% Senior Secured Notes due 2015

This summary of terms relates only to the securities described below and should only be read together with the Preliminary Offering Memorandum, subject to completion, dated April 5, 2013, relating to these securities and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. This summary of terms is qualified in its entirety by reference to the Preliminary Offering Memorandum. Capitalized terms not defined herein have the meanings assigned to them in the Preliminary Offering Memorandum.

Issuer	RAAM Global Energy Company (the “Company”).

Title of Securities	12.50% Senior Secured Notes due 2015.

Aggregate Principal Amount	$50,000,000.

Maturity	October 1, 2015.

Issue Price	103.000%, plus accrued and unpaid interest from April 1, 2013 to the Settlement Date (“Accrued Interest”).

Gross Proceeds	$51,500,000 (excluding Accrued Interest).

Coupon	12.50%.

Yield to Maturity	11.076%.

Interest Payment Dates	April 1 and October 1 of each year, commencing on October 1, 2013.

$50,000,000

12.50% Senior Secured Notes due 2015

Equity Clawback	35% at 112.500% (on or prior to October 1, 2014)

Optional Redemption	Make-whole at T+50 prior to October 1, 2014. Callable thereafter at the following prices: October 1, 2014 to March 31, 2015 106.250% April 1, 2015 and thereafter 100.000%

Change of Control Put	101% of principal, plus accrued and unpaid interest to the date of repurchase.

CUSIP / ISIN Numbers	CUSIP	ISIN
144A	74920A AA7	US74920AAA79
Regulation S	U7501B AA9	USU7501BAA99

Condition to Close	The consummation of this offering is conditioned upon our obtaining consent from the requisite holders of existing notes to amend certain covenants contained the Indenture upon the terms and conditions set forth in the consent solicitation statement dated April 5, 2013.

Pricing Date	April 5, 2013.

Settlement Date	On or about April 11, 2013 (T+4).

Sole Bookrunner	Global Hunter Securities, LLC.

Distribution	144A and Regulation S with Registration Rights.

$50,000,000

12.50% Senior Secured Notes due 2015

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. UNLESS THEY ARE REGISTERED, THE NOTES MAY BE OFFERED ONLY IN TRANSACTIONS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. ACCORDINGLY, THE NOTES HAVE BEEN OFFERED ONLY TO (A) QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR (B) TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES UNDER REGULATION S UNDER THE SECURITIES ACT.

THIS COMMUNICATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

A copy of the offering memorandum relating to this offering may be obtained by contacting Global Hunter Securities, LLC at 504-410-8010.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE II

COMPANY ADDITIONAL WRITTEN COMMUNICATION

None.

SCHEDULE III

LOCAL COUNSEL

14.	Louisiana

15.	Mississippi

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

by and among

RAAM GLOBAL ENERGY COMPANY,

the Guarantors signatory hereto,

and

GLOBAL HUNTER SECURITIES, LLC

as Initial Purchaser

Exhibit A - 1

REGISTRATION RIGHTS AGREEMENT

$50,000,000 12.50% Senior Secured Notes due 2015

April 11, 2013

RAAM GLOBAL ENERGY COMPANY

1537 Bull Lea Road, Suite 200

Lexington, Kentucky 40511

and

GLOBAL HUNTER SECURITIES, LLC

400 Poydras Street

Suite 3100

New Orleans, Louisiana 70130

RAAM GLOBAL ENERGY COMPANY, a Delaware corporation (the “Company”) is issuing and selling to GLOBAL HUNTER SECURITIES, LLC, (the “ Initial Purchaser”), upon the terms set forth in the Purchase Agreement dated April 5, 2013, by and among the Company, the Initial Purchaser and the Guarantors signatory thereto (the “Purchase Agreement”), $50,000,000 aggregate principal amount of 12.50% Senior Secured Notes due 2015 issued by the Company (each, a “Note” and collectively, the “Notes”). As an inducement to the Initial Purchaser to enter into the Purchase Agreement, the Company and the Guarantors agree with the Initial Purchaser, for the benefit of the Holders (as defined below) of the Notes (including, without limitation, the Initial Purchaser), as follows:

1.	Definitions

Capitalized terms that are used herein without definition and are defined in the Purchase Agreement shall have the respective meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

Additional Interest: See Section 4(a).

Advice: See Section 6(w).

Agreement: This Registration Rights Agreement, dated as of the Closing Date, between the Company, the Guarantors and the Initial Purchaser.

Applicable Period: See Section 2(e).

Business Day: A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

Exhibit A - 2

Closing Date: April 11, 2013.

Collateral Agreements: Shall have the meaning set forth in the Indenture.

Company: See the introductory paragraph to this Agreement.

Day: Unless otherwise expressly provided, a calendar day.

Effectiveness Date: The 270th day after the Closing Date.

Effectiveness Period: See Section 3(a).

Event Date: See Section 4(b).

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes: Senior Secured Notes due 2015 of the Company, identical in all material respects to the Notes, including the guarantees endorsed thereon, except for references to series and restrictive legends.

Exchange Offer: See Section 2(a).

Exchange Offer Registration Statement: See Section 2(a).

Filing Date: The 180th day after the Closing Date.

FINRA: Financial Industry Regulatory Authority, Inc.

freely tradable: A Transfer Restricted Security shall be deemed to be “freely tradable” at any time of determination if at such time of determination (i) it may be sold to the public pursuant to Rule 144 under the Securities Act by a person that is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company without regard to any of the conditions specified therein (other than the holding period requirement in paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) and (ii) it does not bear any restrictive legends relating to the Securities Act.

Guarantor: Each subsidiary of the Company that guarantees the obligations of the Company under the Notes and the Indenture.

Holder: Any beneficial holder of Transfer Restricted Securities.

Indemnified Party: See Section 8(c).

Indemnifying Party: See Section 8(c).

Indenture: The Indenture, dated as of September 24, 2010, among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Notes are being issued, as supplemented by the First Supplemental Indenture dated as

Exhibit A - 3

of July 15, 2011, the Second Supplemental Indenture dated as of the Closing Date and the Third Supplemental Indenture dated as of the Closing Date among the Company, the Guarantors and the Trustee, and as amended or supplemented from time to time in accordance with the terms hereof.

Initial Purchaser: As defined in the preamble hereto.

Initial Shelf Registration Statement: See Section 3(a).

Inspectors: See Section 6(o).

Lien: Shall have the meaning set forth in the Indenture.

Losses: See Section 8(a).

Notes: See the introductory paragraph to this Agreement.

Participating Broker-Dealer: See Section 2(e).

Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement: As defined in the preamble hereto.

Records: See Section 6(o).

Registration Statement: Any registration statement of the Company and the Guarantors filed with the SEC under the Securities Act (including, but not limited to, the Exchange Offer Registration Statement, the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement) that covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer or such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Exhibit A - 4

Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

Rule 430A: Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC: The Securities and Exchange Commission.

Securities: The Notes and the Exchange Notes.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Filing Date: See Section 4(a)(i).

Shelf Notice: See Section 2(i).

Shelf Registration Statement: See Section 3(b).

Subsequent Shelf Registration Statement: See Section 3(b).

TIA: The Trust Indenture Act of 1939, as amended.

Transfer Restricted Securities: The Notes; provided, however, that a Note shall cease to be a Transfer Restricted Securities upon the earliest to occur of the following: (i) in the circumstances contemplated by Section 2(a), the Note has been exchanged for an Exchange Note in an Exchange Offer as contemplated in Section 2(a); (ii) in the circumstances contemplated by Section 3, a Shelf Registration Statement registering such Note, under the Securities Act has been declared or becomes effective and such Note has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (iii) such Note is actually sold by the holder thereof pursuant to Rule 144 under circumstances in which any legend borne by such Note, relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture; or (iv) such Note shall cease to be outstanding.

Trustee: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

Exhibit A - 5

2.	Exchange Offer

(a)	Unless the Exchange Offer would not be permitted by applicable laws or a policy of the SEC, the Company shall (and shall cause each Guarantor to) (i) prepare and file with the SEC promptly after the date hereof, but in no event later than the Filing Date, a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act with respect to an offer (the “Exchange Offer”) to the Holders of Notes to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of Exchange Notes, (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective as of the Effectiveness Date, (iii) use its best efforts to keep the Exchange Offer Registration Statement effective until the consummation of the Exchange Offer in accordance with its terms and (iv) commence the Exchange Offer as soon as practicable after the date on which the Exchange Offer Registration Statement is declared effective. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

(b)	The Exchange Notes shall be issued under, and entitled to the benefits of, (i) the Indenture or a trust indenture that is identical to the Indenture, other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualifications thereof under the TIA and (ii) the Collateral Agreements.

(c)	Interest on the Exchange Notes will accrue from the last interest payment due date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes. Each Exchange Note shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes from time to time during such period.

(d)	The Company may require each Holder as a condition to participation in the Exchange Offer to represent (i) that any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement and consummation of the Exchange Offer such Holder has not entered into any arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) that such Holder is not an “affiliate” of the Company within the meaning of Rule 405 of the Securities Act or, if such Holder is an “affiliate” of the Company within the meaning of Rule 405 of the Securities Act, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Notes and (v) if such Holder is a Participating Broker-Dealer, that it will deliver a Prospectus in connection with any resale of the Exchange Notes.

Exhibit A - 6

(e)	The Company shall (and shall cause each Guarantor to) include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” reasonably acceptable to the Initial Purchaser which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for Notes that were acquired by it as a result of market-making or other trading activity (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of the Initial Purchaser, represent the prevailing views of the staff of the SEC. Such “Plan of Distribution” section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, for 180 days following the date on which the Exchange Offer Registration Statement is declared effective (or such shorter period during which Persons are required by law to deliver the Prospectus) (the “Applicable Period”), and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes. The Company shall use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act during the Applicable Period.

(f)	In connection with the Exchange Offer, the Company shall (and shall cause each Guarantor to):

(i)	mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Offer Registration Statement, and any related documents;

(ii)	keep the Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

(iii)	utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, the City of New York, which may be the Trustee or an affiliate thereof;

Exhibit A - 7

(iv)	permit Holders to withdraw tendered Transfer Restricted Securities at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

(v)	otherwise comply in all material respects with all applicable laws.

(g)	As soon as practicable after the close of the Exchange Offer, the Company shall (and shall cause each Guarantor to):

(i)	accept for exchange all Transfer Restricted Securities validly tendered pursuant to the Exchange Offer, and not validly withdrawn;

(ii)	deliver to the Trustee for cancellation all Transfer Restricted Securities so accepted for exchange; and

(iii)	cause the Trustee to authenticate and deliver promptly to each Holder tendering such Transfer Restricted Securities or Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

(h)	The Exchange Notes may be issued under (i) the Indenture or (ii) an indenture identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA), which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that the Exchange Notes and the Notes, if any, will be deemed one class of security (subject to the provisions of the Indenture) and entitled to participate in all the security granted by the Company pursuant to the Collateral Agreements and in any Subsidiary Guarantee (as such terms are defined in the Indenture) on an equal and ratable basis.

(i)

If: (i) a Purchaser notifies the Company following consummation of the Exchange Offer that the Notes held by it are not eligible to be exchanged for the Exchange Notes in the Exchange Offer; (ii) applicable law or interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer; (iii) the Exchange Offer is not consummated within 310 days of the Closing Date for any reason; and (iv) certain Holders are prohibited by law or SEC policy from participating in the Exchange Offer or may not resell the Exchange Notes acquired by them in the Exchange Offer to the public without delivering a prospectus, in each such case contemplated by clause (i) and this clause (iv), such Holder or Purchaser notifies the Company within six months of consummation of the Exchange Offer, then the Company shall promptly (and in any event within five Business Days) deliver to the Holders (or in the case of an occurrence of any event described in clause (iv) of this Section 2(i), to any such Holder) and the Trustee notice thereof (the “Shelf Notice”) and shall as promptly as possible thereafter (but in no event later than the 30th day following delivery of the Shelf Notice) file an Initial Shelf Registration Statement pursuant to Section 3.

Exhibit A - 8

3.	Shelf Registration Statement

If a Shelf Notice is delivered pursuant to Section 2(i), then this Section 3 shall apply to all Transfer Restricted Securities. Otherwise, upon consummation of the Exchange Offer in accordance with Section 2, the provisions of Section 3 shall apply solely with respect to (i) Notes held by any Holder thereof not permitted to participate in the Exchange Offer, (ii) Notes held by any broker-dealer that acquired such Notes directly from the Company or any of its affiliates and (iii) Exchange Notes that are not freely tradeable as contemplated by Section 2(i)(iv) hereof, provided in each case that the relevant Holder has duly notified the Company within six months of the Exchange Offer as required by Section 2(i)(iv).

(a)

Initial Shelf Registration Statement. The Company shall (and shall cause each Guarantor to), as promptly as practicable, but in no event later than the 30th day following delivery of the Shelf Notice, file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (the “Initial Shelf Registration Statement”). If applicable law or interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer, the Company shall (and shall cause each Guarantor to) use its reasonable best efforts to cause such Initial Shelf Registration Statement to be declared effective under the Securities Act on or prior to the Effectiveness Date. Otherwise, the Company shall (and shall cause each Guarantor to) use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 180th day after the date on which the Initial Shelf Registration Statement is required to be filed. The Initial Shelf Registration Statement shall be on Form S-1 or another appropriate form permitting registration of such Transfer Restricted Securities for resale by Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Company and Guarantors shall not permit any securities other than the Transfer Restricted Securities to be included in any Shelf Registration Statement. The Company shall (and shall cause each Guarantor to) use its best efforts to keep the Initial Shelf Registration Statement continuously effective under the Securities Act until the date which is two years from the Closing Date (subject to extension pursuant to the last paragraph of Section 6(w) (the “Effectiveness Period”), or such shorter period ending when (i) all Transfer Restricted Securities covered by the Initial Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Initial Shelf Registration Statement, (ii) a Subsequent Shelf Registration Statement covering all of the Transfer Restricted Securities covered by and not sold under the Initial Shelf Registration Statement or an earlier Subsequent Shelf Registration Statement has been declared effective under the Securities Act, (iii) all Transfer Restricted Securities can be sold by non-affiliates of the Company pursuant to Rule 144 without any limitations under Rule 144 or (iv) there cease to be any outstanding Transfer Restricted Securities.

Exhibit A - 9

(b)	Subsequent Shelf Registration Statements. If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall (and shall cause each Guarantor to) use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file (and cause each Guarantor to file) an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Transfer Restricted Securities (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Company shall (and shall cause each Guarantor to) use its best efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement was previously continuously effective. As used herein the term “Shelf Registration Statement” means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statements

(c)	Supplements and Amendments. The Company shall promptly supplement and amend any Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Shelf Registration Statement or by any underwriter of such Transfer Restricted Securities.

(d)	Provision of Information. No Holder of Transfer Restricted Securities shall be entitled to include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company and the Trustee in writing, within 20 days after receipt of a written request therefor, such information as the Company and the Trustee after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein, and no such Holder shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such Holder shall have provided such information. The Company may refuse to name any Holder who fails to provide such information to the Company within 20 days after receipt by the Holder of a written request therefor.

Exhibit A - 10

4.	Additional Interest

(a)	The Company and each Guarantor acknowledges and agrees that the Holders of Transfer Restricted Securities will suffer damages if the Company or any Guarantor fails to fulfill its material obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company and the Guarantors agree to pay additional cash interest on the Notes (“Additional Interest”) under the circumstances and to the extent set forth below (each of which shall be given independent effect):

(i)

if (A) the Exchange Offer Registration Statement has not been filed on or prior to the Filing Date or (B) in the event the Company and the Guarantors are obligated to file an Initial Shelf Registration Statement pursuant to Section 2(i) and Section 3 above and such Initial Shelf Registration Statement has not been filed on the 90th day (the “Shelf Filing Date”) after the date on which the obligation to file the Shelf Registration Statement arises, and if such default is not cured within 30 calendar days of the date on which such default occurred, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the date on which such default occurred, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

(ii)

if the Exchange Offer Registration Statement is not declared effective on or prior to the Effectiveness Date or, if required to be filed pursuant to Section 2(i) and Section 3 above, the Initial Shelf Registration Statement is not declared effective on or prior to the Effectiveness Date, or if required to be filed pursuant to Section 2 and Section 3 above, the Shelf Registration Statement is not declared effective on or prior to the 90th day after the Shelf Filing Date, and if such default is not cured within 30 calendar days of the date on which such default occurred, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the Effectiveness Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

(iii)

if (A) the Exchange Offer is not consummated on or prior to the 40th Business Day after the Effectiveness Date, (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated, or (C) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date (other than such time as all Notes have been disposed of thereunder), and if such default is not cured within

Exhibit A - 11

30 calendar days of the date on which such default occurred, then Additional Interest shall accrue on the Notes, over and above any stated interest, at a rate of 0.25% per annum of the principal amount of such Notes commencing on (w) the 40th Business Day after the Effectiveness Date, in the case of (A) above, or (x) the date the Exchange Offer Registration Statement ceases to be effective without being declared effective again within 30 days, in the case of (B) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

provided, however, that the maximum Additional Interest rate on the Notes may not exceed at any one time in the aggregate 1.00% per annum; and provided further, that (1) upon the filing of the Exchange Offer Registration Statement or Initial Shelf Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Initial Shelf Registration Statement (in the case of (ii) above), (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of (iii)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement that had ceased to remain effective (in the case of (iii)(B) above), or upon the effectiveness of a Shelf Registration Statement which had ceased to remain effective (in the case of (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof) or upon the effectiveness of such Registration Statement or Exchange Offer Registration Statement, as the case may be, shall cease to accrue. Accrued Additional Interest shall be paid from and including the date on which any of the defaults described in (i) through (iii) above occurred to but excluding the earlier of (i) the date on which Additional Interest would cease to accrue upon the cessation of the applicable event or events of default described in (1), (2) and/or (3) above or (ii) the date on which all of the Transfer Restricted Securities, other than certificated notes held by affiliates of the Company, otherwise become freely tradable by all Holders, without further Registration under the Securities Act. The accrual and payment of Additional Interest shall be the sole remedy available to any Holder upon the occurrence of any event of default described in Section 4(a)(i) through Section 4(a)(iii) herein.

(b)	The Company shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Any amounts of Additional Interest due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash, on the dates and in the manner provided in the Indenture and whether or not any cash interest would then be payable on such date, commencing with the first such semi-annual date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

Exhibit A - 12

5.	Hold-Back Agreements

The Company agrees that it will not effect any public or private sale or distribution (including a sale pursuant to Regulation D under the Securities Act) of any securities the same as or similar to those covered by a Registration Statement filed pursuant to Section 2 or 3 hereof (other than Additional Notes (as defined in the Indenture) issued under the Indenture), or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to, and during the 90-day period beginning on, the effective date of any Registration Statement filed pursuant to Sections 2 and 3 hereof unless the Holders of a majority in the aggregate principal amount of the Transfer Restricted Securities to be included in such Registration Statement consent.

6.	Registration Procedures

In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Company shall (and shall cause each Guarantor to) effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder, the Company shall (and shall cause each Guarantor to):

(a)

Prepare and file with the SEC as soon as practicable after the date hereof but in any event on or prior to the Filing Date, the Exchange Offer Registration Statement or if the Exchange Offer Registration Statement is not filed because of the circumstances contemplated by Section 2(i), a Shelf Registration Statement as prescribed by Section 3, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, if (1) a Shelf Registration Statement is filed pursuant to Section 3 or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Company shall (and shall cause each Guarantor to), if requested, furnish to and afford the Holders of the Transfer Restricted Securities to be registered pursuant to such Shelf Registration Statement, each Participating Broker-Dealer, the managing underwriters, if any, and each of their respective counsel, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing). The Company and each Guarantor shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for the inclusion therein without the Holders being afforded an opportunity to review such documentation if the holders of a majority in aggregate principal amount of the

Exhibit A - 13

Transfer Restricted Securities covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, the managing underwriters, if any, or any of their respective counsel shall reasonably object in writing on a timely basis. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Securities Act.

(b)	Provide an indenture trustee for the Transfer Restricted Securities or the Exchange Notes, as the case may be, and cause the Indenture (or other indenture relating to the Transfer Restricted Securities) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(c)	Prepare and file with the SEC such pre-effective amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. The Company and each Guarantor shall not, during the Applicable Period, voluntarily take any action that would result in selling Holders of the Transfer Restricted Securities covered by a Registration Statement or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Transfer Restricted Securities or such Exchange Notes during that period, unless such action is required by applicable law, rule or regulation or permitted by this Agreement.

(d)

Furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) upon the Company’s receipt, a copy of the order of the SEC declaring such Registration Statement and any post-effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits),

Exhibit A - 14

(iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Company and each Guarantor pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act and each amendment and supplement thereto, and (iv) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section), as any such Person may reasonably request in writing. The Company and the Guarantors hereby consent to the use of the Prospectus by each of the selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

(e)

If (1) a Shelf Registration Statement is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, the Company shall notify in writing the selling Holders of Transfer Restricted Securities, or each such Participating Broker-Dealer, as the case may be, the managing underwriters, if any, and each of their respective counsel promptly (but in any event within 2 Business Days) (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Transfer Restricted Securities the representations and warranties of the Company and any Guarantor contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) hereof cease to be true and correct, (iv) of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Transfer Restricted Securities or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition of any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference

Exhibit A - 15

untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement and the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (vi) of any reasonable determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement would be appropriate and (vii) of any request by the SEC for amendments to the Registration Statement or supplements to the Prospectus or for additional information relating thereto.

(f)	Use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Transfer Restricted Securities or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible date.

(g)	If (A) a Shelf Registration Statement is filed pursuant to Section 3, (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period or (C) reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or any of their respective counsel reasonably request in writing to be included or made therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplements or post-effective amendment.

(h)

Prior to any public offering of Transfer Restricted Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its best efforts to register or qualify, and to cooperate with the selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or any managing underwriter or

Exhibit A - 16

underwriters, if any, reasonably request in writing; provided, that where Exchange Notes held by Participating Broker-Dealers or Transfer Restricted Securities are offered other than through an underwritten offering, the Company and each Guarantor agree to cause its counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 6(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Transfer Restricted Securities covered by the applicable Registration Statement; provided that neither the Company nor any Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i)	If (A) a Shelf Registration Statement is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is requested to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, cooperate with the selling Holders of Transfer Restricted Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

(j)	Use its best efforts to cause the Transfer Restricted Securities covered by any Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter, if any, to consummate the disposition of such Transfer Restricted Securities, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company shall (and shall cause each Guarantor to) cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals; provided that neither the Company nor any existing Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(k)

If (1) a Shelf Registration Statement is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any

Exhibit A - 17

Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 6(e)(v) or 6(e)(vi) hereof, as promptly as practicable, prepare and file with the SEC, at the expense of the Company and the Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use its best efforts to cause such post-effective amendment to be declared effective as soon as possible.

(l)	Use its best efforts to cause the Transfer Restricted Securities covered by a Registration Statement to be rated with such appropriate rating agencies, if so requested in writing by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement or the managing underwriter or underwriters, if any.

(m)	Prior to the initial issuance of the Exchange Notes, (i) provide the Trustee with one or more certificates for the Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Exchange Notes.

(n)

If a Shelf Registration Statement is filed pursuant to Section 3, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold) in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries as then conducted, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and confirm the same if and when reasonably required; (ii) obtain an opinion of counsel to the Company and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if

Exhibit A - 18

any, and the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Company and the Guarantors requested in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances; (iii) obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and such other matters as reasonably requested in writing by the underwriters; and (iv) deliver such documents and certificates as may be reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company or any Guarantor.

(o)

If (1) a Shelf Registration Statement is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Transfer Restricted Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records and pertinent corporate documents of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement. Each Inspector shall agree in writing that it will keep the Records confidential and not disclose any of the Records unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) the information in such Records is public or

Exhibit A - 19

has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iv) disclosure of such information is, in the reasonable written opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder. Each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Inspector, each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and, to the extent practicable, use its best efforts to allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential at its expense.

(p)	Comply with all applicable rules and regulations of the SEC and make generally available to the security holders of the Company with regard to any Applicable Registration Statement earning statements satisfying the provisions of section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(q)	Upon consummation of an Exchange Offer, obtain an opinion of counsel to the Company and the Guarantors (in form, scope and substance reasonably satisfactory to the Initial Purchaser), addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer, to the effect that (i) the Company and the Guarantors have duly authorized, executed and delivered the Exchange Notes, and the Indenture and (ii) the Exchange Notes, and the Indenture constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their respective terms, except as such enforcement may be subject to customary United States and foreign exceptions.

(r)

If the Exchange Offer is to be consummated, upon delivery of the Transfer Restricted Securities by the Holders to the Company and the Guarantors (or to such other Person as directed by the Company and the Guarantors) in exchange for the Exchange Notes, the Company and the Guarantors shall mark, or caused

Exhibit A - 20

to be marked, on such Transfer Restricted Securities that the Exchange Notes, are being issued as substitute evidence of the indebtedness originally evidenced by the Transfer Restricted Securities; provided that in no event shall such Transfer Restricted Securities be marked as paid or otherwise satisfied.

(s)	Cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with FINRA.

(t)	Use its best efforts to cause all Securities covered by a Registration Statement to be listed on each securities exchange, if any, on which similar debt securities issued by the Company are then listed.

(u)	Use its best efforts to take all other steps reasonably necessary to effect the registration of the Transfer Restricted Securities covered by a Registration Statement contemplated hereby.

(v)	The Company may require each seller of Transfer Restricted Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Company such information regarding such seller or Participating Broker-Dealer and the distribution of such Transfer Restricted Securities as the Company may, from time to time, reasonably request in writing. The Company may exclude from such registration the Transfer Restricted Securities of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 45 days, subject to Section 3(d)) after receiving such request. Each seller of Transfer Restricted Securities or Participating Broker-Dealer as to which any registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading.

(w)

Each Holder of Transfer Restricted Securities and each Participating Broker-Dealer agrees by acquisition of such Transfer Restricted Securities or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(e)(ii), 6(e)(iv), 6(e)(v), or 6(e)(vi), such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by a Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k), or until it is advised in writing (the “Advice”) by the Company and the Guarantors that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Company and the Guarantors, such Holder or Participating Broker-

Exhibit A - 21

Dealer, as the case may be, will deliver to the Company all copies, other than permanent file copies, then in such Holder’s or Participating Broker-Dealer’s possession, of the Prospectus covering such Transfer Restricted Securities current at the time of the receipt of such notice. In the event the Company and the Guarantors shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 6(k) or (y) the Advice.

7.	Registration Expenses

(a)

All fees and expenses incident to the performance of or compliance with this Agreement by the Company and the Guarantors shall be borne by the Company and the Guarantors, whether or not the Exchange Offer or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 6(h) hereof (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities or Exchange Notes and determination of the eligibility of the Transfer Restricted Securities or Exchange Notes for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Notes, or (y) as provided in Section 6(h), in the case of Transfer Restricted Securities or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in any Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses incurred in connection with the performance of their obligations hereunder, (iv) fees and disbursements of counsel for the Company, the Guarantors, (v) fees and disbursements of all independent certified public accountants referred to in Section 6 (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) rating agency fees and the fees and expenses incurred in connection with the listing of the Securities to be registered on any securities exchange, (vii) Securities Act liability insurance, if the Company and the Guarantors desire such insurance, (viii) fees and expenses of all other Persons retained by the Company and the Guarantors, (ix) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of FINRA, but only where the need for such a “qualified independent underwriter” arises due to a relationship with the Company and the Guarantors, (x) internal expenses of the Company and the

Exhibit A - 22

Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Company or the Guarantors performing legal or accounting duties), (xi) the expense of any annual audit, (xii) the fees and expenses of the Trustee and the Exchange Agent and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

(b)	The Company and the Guarantors shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Notes in exchange for the Notes; provided that the Company shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Notes in a name other than that of the Holder of the Note in respect of which such Exchange Note is being issued. The Company and the Guarantors shall reimburse the Holders for fees and expenses (including reasonable fees and expenses of counsel to the Holders) relating to any enforcement of any rights of the Holders under this Agreement.

8.	Indemnification

(a)

Indemnification by the Company and the Guarantors. The Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Holder of Transfer Restricted Securities, Exchange Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Holder, Participating Broker-Dealer and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees as provided in this Section 8) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are solely based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Company and the Guarantors by such Holder or Participating Broker-Dealer or their counsel expressly for use therein. The Company and the Guarantors also agree to indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 5 of

Exhibit A - 23

the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders or the Participating Broker-Dealer.

(b)	Indemnification by Holder. In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Company and the Guarantors in writing such information as the Company and the Guarantors reasonably request for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall indemnify and hold harmless the Company, the Guarantors, their respective directors and each Person, if any, who controls the Company and the Guarantors (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers and partners of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such losses are finally judicially determined by a court of competent jurisdiction in a final, unappealable order to have resulted solely from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information so furnished in writing by such Holder to the Company and the Guarantors expressly for use therein. Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than such Holder’s Maximum Contribution Amount (as defined below).

(c)	Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties”, as applicable) in writing; but the omission to so notify the Indemnifying Party (i) will not relieve such Indemnifying Party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraphs (a) and (b) above.

The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such proceeding, to assume, at its expense, the defense of any such proceeding; provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding

Exhibit A - 24

and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto) and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)

Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the

Exhibit A - 25

Indemnifying Party, on the one hand, and of such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and of such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 8(a) or 8(b) was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum Contribution Amount. A selling Holder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Transfer Restricted Securities or Exchange Notes over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of the Registrable Securities held by each Holder hereunder and not joint. The Company’s and Guarantors’ obligations to contribute pursuant to this Section 8(d) are joint and several.

The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

9.	Rules 144 and 144A

(a)

The Company covenants that it shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Transfer Restricted Securities, make publicly available other information necessary to permit sales pursuant to Rule 144 and 144A and (b) take such further action as any Holder may reasonably request in

Exhibit A - 26

writing, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such information and requirements.

(b)	Availability of Rule 144 Not Excuse for Obligations under Section 2. The fact that holders of Transfer Restricted Securities may become eligible to sell such Transfer Restricted Securities pursuant to Rule 144 shall not (1) cause such Notes to cease to be Transfer Restricted Securities or (2) excuse the Company’s and the Guarantors’ obligations set forth in Section 2 of this Agreement, including without limitation the obligations in respect of an Exchange Offer and Additional Interest.

10.	Underwritten Registrations of Transfer Restricted Securities

If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Company; provided, however, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering.

No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

11.	Miscellaneous

(a)	Remedies. In the event of a breach by either the Company or any of the Guarantors of any of their respective obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchaser, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by either the Company or any of the Guarantors of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Company shall (and shall cause each Guarantor to) waive the defense that a remedy at law would be adequate.

(b)	No Inconsistent Agreements. The Company and each of the Guarantors have not entered, as of the date hereof, and the Company and each of the Guarantors

Exhibit A - 27

shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company and each of the Guarantors have not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggy-back rights with respect to a Registration Statement.

(c)	Adjustments Affecting Transfer Restricted Securities. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

(d)	Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Transfer Restricted Securities in circumstances that would adversely affect any Holders of Transfer Restricted Securities; provided, however, that Section 8 and this Section 11(d) may not be amended, modified or supplemented without the prior written consent of each Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Notes Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities being tendered or being sold by such Holders pursuant to such Notes Registration Statement.

(e)	Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:

(i)	if to a Holder of Securities or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Notes, with a copy in like manner to the Initial Purchaser as follows:

GLOBAL HUNTER SECURITIES, LLC

400 Poydras Street, Suite 3100

New Orleans, Louisiana 70130

Attention: Gary Meringer, Esq.

Phone: (504) 410-8017

Fax: (504) 212-1610

Exhibit A - 28

with a copy to:

PROSKAUER ROSE LLP

11 Times Square

New York, New York 10036

Telephone:	(212) 969-3000
Facsimile:	(212) 969-2900
Attention:	Frank Lopez, Esq.

(ii)	if to the Company or any Guarantor, as follows:

RAAM GLOBAL ENERGY COMPANY

1537 Bull Lea Road, Suite 200

Lexington, Kentucky 40511

Telephone:	(859) 253-1300
Facsimile:	(859) 233-7471
Attention:	Jeff T. Craycraft, Treasurer

with a copy to:

VINSON & ELKINS L.L.P.

First City Tower

1001 Fannin Street

Suite 2500

Houston, Texas 77002

Telephone:	(713) 758-2977
Facsimile:	(713) 615-5234
Attention:	Sarah K. Morgan

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the United States mail, postage prepaid, if mailed, one business day after being deposited in the United States mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

(f)	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Securities.

Exhibit A - 29

(g)	Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITS AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

(j)

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention

Exhibit A - 30

of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)	Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l)	Third Party Beneficiaries. Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

(m)	Entire Agreement. This Agreement, together with the Purchase Agreement, the Indenture and the Collateral Agreements, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchaser on the one hand and the Company and the Guarantors on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

Exhibit A - 31

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE COMPANY:

RAAM Global Energy Company

By:
Name: Howard Settle Title: President

THE GUARANTORS:

CENTURY EXPLORATION NEW ORLEANS, LLC
CENTURY EXPLORATION HOUSTON, LLC
CENTURY EXPLORATION RESOURCES, LLC

By:
Name: Howard Settle Title: President

Registration Rights Agreement

Accepted and agreed to:

THE INITIAL PURCHASER:

GLOBAL HUNTER SECURITIES, LLC

By:
Name: Title:

Registration Rights Agreement

EXHIBIT B

FORM OF CONSENT LETTER OF NETHERLAND, SEWELL & ASSOCIATES, INC.

NSAI Letterhead

April    , 2013

Global Hunter Securities, LLC

400 Poydras Street, Suite 3100

New Orleans, LA 70130

Re: RAAM Global Energy Company

Ladies and Gentlemen:

This letter, which is written at the request of RAAM Global Energy Company, a Delaware corporation (the “Company”), and is being delivered pursuant to Section 2 of that certain purchase agreement (the “Purchase Agreement”) by and between the Company and Global Hunter Securities, LLC, as initial purchaser (“you”) in connection with an offering (the “Offering”) of $50,000,000 of the Company’s Senior Secured Notes due 2015 (the “Notes”). Reference is made to (i) the preliminary offering memorandum relating to the Notes, dated April 5, 2013, (the “Offering Memorandum”) attached hereto as Annex A and (ii) our reserves report, attached as an exhibit to the Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference into the Offering Memorandum in respect of the reserves of the Company (the “Reserves Report”).

In connection with the Offering, we hereby inform you of the following:

1.	We are independent petroleum engineers with respect to the Company and do not own any interest in the oil and gas properties covered by the Reserves Report. In connection with the Offering Memorandum, the Reserves Report, we are not employed on a contingent basis. Neither the retention by the Company nor the compensation received by Netherland, Sewell & Associates, Inc. was contingent upon the values assigned to the properties covered by our Reserves Report. At the time of preparation of the Reserves Report, we did not have, and at the date hereof we do not have, any financial interest in the Company. At such time we were not, and at the date hereof, we are not connected with the Company as a promoter, underwriter, director, officer, or employer.

2.

The Reserves Report to the Company is a true, correct and complete copy of the Reserves Report as provided to the Company on January 24, 2013. The Reserves Report were prepared in accordance with generally accepted professional practices and the estimates therein were made in accordance with the Securities and Exchange Commission’s (the “SEC”) reserves definitions. The summary of information from the Reserves Report used in the Offering Memorandum adheres to the SEC reserves definitions. We are not aware of any additional information that we believe is necessary to be disclosed in the Reserves Report or the Offering Memorandum in order to prevent the information in the Reserves Report or from the Reserves Report as set forth in the Offering Memorandum from being

Exhibit B - 1

misleading as of the date of the information in the Reserves Report. Further information regarding the classification and definitions of the reserves shown in the Reserves Report and the Offering Memorandum is included in the Reserves Report and Reserves Information.

3.	The estimates of proved reserves included in the Offering Memorandum were taken from the Reserves Report and we have agreed to the inclusion of such information in the Offering Memorandum.

4.	As of the date hereof and after our review of the Company’s properties to which proved reserves are attributable, we have not generated any estimates on the Company’s properties that would cause us to revise downward by any material amount any statement made or opinion expressed by us in the Reserves Report or the Offering Memorandum with respect to our estimates of the oil and gas reserves and future net revenues attributable to the interest of the Company in such properties.

5.	We hereby consent to the use of our name in the Offering Memorandum and to the inclusion of any portion of the Reserves Report contained in the Offering Memorandum. We confirm that the summary of our conclusions included in the Offering Memorandum in all material respects continues to reflect those conclusions as set forth in the Reserves Report as of the date thereof.

Sincerely,

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:

Exhibit B - 2

EXHIBIT C

FORM OF CONSENT LETTER OF H. J. GRUY ASSOCIATES

H.J. Gruy and Associates, Inc. Letterhead

April    , 2013

Global Hunter Securities, LLC

400 Poydras Street, Suite 3100

New Orleans, LA 70130

Re:	Reserve Report
January 19, 2012

Ladies and Gentlemen:

This letter is written by H.J. Gruy and Associates, Inc. at the request of Century Exploration New Orleans, Inc. (the “Company”) a wholly owned subsidiary of RAAM Global Energy Company (the “Issuer”) relating to the Issuer’s offering of $50,000,000 aggregate principal amount of 12.50% Senior Secured Notes due 2015 (the “Notes”).

In this letter, reference will be made to our report (the “Reserves Report”) dated January 19, 2012, regarding our independent evaluation of the reserves and net cash flows, attributable to the Company’s interest in selected oil and natural gas properties.

H.J. Gruy and Associates, Inc. prepared the Reserves Report and Reserves Information in accordance with generally accepted petroleum engineering practices and in accordance with the standards of care practiced by independent petroleum engineers in performing similar tasks on like companies. The proved reserves are estimated in compliance with the definitions contained in Securities and Exchange Commission (“SEC”) Regulation S-X Rule 4-10(a).

H.J. Gruy and Associates, Inc. was not made aware on or before the effective date of the Reserves Report of any information that would cause a material downward revision of the total net reserves as reported therein. In conducting our independent evaluation, we accepted without independent verification the genuineness and authenticity of the data supplied to us, and nothing was brought to our attention on or before the effective date of the Reserves Report or before providing the Reserves Information that would lead us to believe that the provided information was incorrect.

H.J. Gruy and Associates, Inc. are independent engineers, geologists, and geophysicists with respect to the Company. We are not employed on a contingent basis. None of the principals of our firm has, or had at the time of the preparation of the Reserves Report or Reserves Information, a direct financial interest in any of the subject properties, and we do not perform other work for the Company that would affect our objectivity and independence. No person employed by H.J. Gruy and Associates, Inc. is connected with the Company as a promoter, underwriter, voting trustee, director, officer or employee.

Exhibit C - 1

Global Hunter Securities, LLC	April , 2013

The complete explanations, definitions, and qualifications that apply to our Reserves Report and Reserves Information are included in our Reserves Report and Reserves Information to the Company and are considered incorporated by reference herein. This letter is solely for your information and to assist you in your inquiries in connection with an offering, and it is not to be used, circulated, quoted, or otherwise referred to for any other purpose. Our letter is for general guidance only, and responsibility for subsequent decisions resides with the decision maker.

Sincerely,

H.J. GRUY & ASSOCIATES, INC.
Texas Registration Number F-000637

By:

Exhibit C - 2

EXHIBIT D

FORM OF CONSENT LETTER OF CAWLEY, GILLESPIE AND ASSOCIATES, INC.

Cawley, Gillespie and Associates, Inc. Letterhead

April    , 2013

Global Hunter Securities, LLC

400 Poydras Street, Suite 3100

New Orleans, LA 70130

Ladies and Gentlemen:

This letter is written by Cawley, Gillespie and Associates, Inc. at the request of Century Exploration New Orleans, Inc. (the “Company”) a wholly owned subsidiary of RAAM Global Energy Company (the “Issuer”) relating to the Issuer’s offering of $50,000,000 aggregate principal amount of 12.50% Senior Secured Notes due 2015 (the “Notes”).

In this letter, reference will be made to reserves information (the “Reserves Information”) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 incorporated by reference into the preliminary offering memorandum, dated April 5, 2013, regarding our independent evaluation of the reserves and net cash flows, attributable to the Company’s interest in selected oil and natural gas properties.

Cawley, Gillespie and Associates, Inc. prepared the Reserves Information in accordance with generally accepted petroleum engineering practices and in accordance with the standards of care practiced by independent petroleum engineers in performing similar tasks on like companies. The proved reserves are estimated in compliance with the definitions contained in Securities and Exchange Commission (“SEC”) Regulation S-X Rule 4-10(a).

Cawley, Gillespie and Associates, Inc., in conducting our independent evaluation, accepted without independent verification the genuineness and authenticity of the data supplied to us, and nothing was brought to our attention that would lead us to believe that the provided information was incorrect.

Cawley, Gillespie and Associates, Inc. are independent engineers, geologists, and geophysicists with respect to the Company. We are not employed on a contingent basis. None of the principals of our firm has, or had at the time of the preparation of the Reserves Information included in the Form 8-K, a direct financial interest in any of the subject properties, and we do not perform other work for the Company that would affect our objectivity and independence. No person employed by Cawley, Gillespie and Associates, Inc. is connected with the Company as a promoter, underwriter, voting trustee, director, officer or employee.

The complete explanations, definitions, and qualifications that apply to the Reserves Information are included in our Reserves Information provided to the Company and are considered incorporated by reference herein.

This letter is solely for your information and to assist you in your inquiries in connection with an offering, and it is not to be used, circulated, quoted, or otherwise referred to for any other purpose.

Exhibit D - 1

Global Hunter Securities, LLC	April , 2013

Our letter is for general guidance only, and responsibility for subsequent decisions resides with the decision maker.

Sincerely,

CAWLEY, GILLESPIE AND ASSOCIATES, INC.
TEXAS REGISTERED ENGINEERING FIRM F-693

By:

Exhibit D - 2

EXHIBIT E

FORM OF OPINION OF VINSON & ELKINS

(i) The Company and each of the Guarantors (“Subject Persons”) is validly existing and in good standing under the laws of the State of Delaware.

(ii) Each of the Subject Persons has all requisite corporate power and authority to own its properties and conduct its business as described in the Time of Sale Document and the Final Offering Memorandum and to execute, deliver and perform their obligations under the Transaction Documents.

(iii) The Notes are in the form contemplated by the Indenture. The execution, delivery and performance of the Notes and the Guarantees have been duly and validly authorized by the Company and the Guarantors. The Notes and the Guarantees have been duly executed and delivered by or on behalf of the Company and the Guarantors, respectively, and, when the Notes have been duly authenticated by the Trustee in the manner provided for in the Indenture and delivered to and paid for by the Initial Purchaser under this Agreement are valid and legally binding obligations of the Company and the Guarantors, entitled to the benefits of the Indenture, and enforceable against the Company and the Guarantors in accordance with their terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general, equity principles.

(iv) When the Exchange Notes are duly executed, authenticated and delivered in accordance with the terms of the Exchange Offer and the Indenture, they will constitute a legal, valid and binding of the Company entitled to the benefits of the Indenture, enforceable against the Company and the Guarantors in accordance with their terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general, equity principles.

(v) The Agreement has been duly authorized, executed and delivered and validly authorized by each such Subject Person.

(vi) Each of the Registration Rights Agreement, the Indenture and the Collateral Agreements has been duly authorized, executed and delivered by each Subject Person that is a party thereto. Each of the Registration Rights Agreement, the Indenture and the Collateral Agreements is a valid and legally binding obligation of such Subject Person, enforceable against such Subject Person in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general, equity principles.

(vii) When duly authorized, executed and delivered, the Indenture, the Notes, the Guarantees, the Collateral Agreements and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum.

Exhibit E-1

(viii) No consent, approval, authorization or order of any governmental authority or body or any court is required to be obtained or made by the Company under the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America for the consummation of the transactions contemplated by the Agreement and the Registration Rights Agreement in connection with the issuance or sale of the Notes, except such as have been obtained and such as may be required under state or federal securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Purchasers.

(ix) No registration under the Securities Act of the Notes (and Guarantees) is required in connection with the issuance and sale of the Notes to the Initial Purchaser as contemplated by the Agreement and the Time of Sale Document and the Final Offering Memorandum, in each case, assuming without independent investigation, (a) that the Notes are sold to the Initial Purchaser, and initially resold by the Initial Purchaser, in accordance with the terms of and in the manner contemplated by, the Purchase Agreement and the Offering Memorandum; (b) the accuracy of the representations and warranties of the Company and the Guarantors set forth in the Purchase Agreement and in those certain certificates delivered on the date hereof; (c) the accuracy of the representations and warranties of the Initial Purchaser set forth in the Purchase Agreement; (d) the due performance and compliance by the Company, the Guarantors and the Initial Purchaser of their respective covenants and agreements set forth in the Purchase Agreement; and (e) the Initial Purchaser’s compliance with the Offering Memorandum and the transfer procedures and restrictions described therein,

(xii) The execution, delivery or performance by any Subject Person of the Transaction Documents to which it is a party and the consummation of any transactions contemplated therein will not result in a breach or violation of (i) any agreements filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012; (ii) the charter or by-laws or other organizational documents of the Company and each Guarantor; or (iii) the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America (provided, however, that we express no opinion with respect to federal or state securities laws, or other federal or state anti-fraud laws, rules or regulations and certain other laws, rules and regulations that are to be excluded from the opinions).

(xiii) The Company is not, and after giving effect to the Offering of the Notes and the application of the proceeds therefrom as described in the Time of Sale Document and the Final Offering Memorandum, will not be an “investment company” (as defined in the Investment Company Act of 1940).

(xiv) The Collateral Agreements, as amended by the Collateral Agreement Amendments, are effective to create in favor of the Collateral Agent, to secure the “Secured Obligations” (as defined therein), a valid security interest (the “Article 9 Security Interest”) in all right, title and interest of the Company and Guarantor in and to that portion of the “Collateral” (as defined therein) in which a security interest may be created under Article 9 of the Uniform Commercial Code as in effect in the State of New York (the “NY UCC”) (the “Article 9 Collateral”).

Exhibit E-2

(xv) Assuming that the Uniform Commercial Code financing statements listing a Subject Person as debtor and the Collateral Agent as secured party in connection with the Existing Notes and referenced in Schedule I to this opinion (the “Financing Statements”) were properly filed in office of the Delaware Secretary of State prior to the date hereof in the form set forth in the UCC searches dated April [•], 2013, received from Corporation Service Company and have not been amended, terminated, released, lapsed or otherwise modified (whether by operation of law or otherwise), filing of new UCC-1 financing statements or amendments to the Financing Statements are not required to continue the existing status of the security interest created by the Collateral Documents as a perfected security interest in favor of the Collateral Agent in that portion of the Article 9 Collateral described in the existing UCC-1 financing statements granted by the Subject Persons in which a security interest may be perfected solely by the filing of a financing statement under the Delaware UCC.

(xvi) Each of the Mortgages to be recorded by the applicable County Clerks of the State of Delaware is in proper form (i) to be accepted for recording by the County Clerks of such Counties and (ii) upon such recording, to provide notice to third parties of the mortgage liens on the interest of the Company or the Guarantor party to such Mortgage in the Collateral comprising the real property described therein. Each such Mortgage constitutes a fixture financing statement for purposes of the Delaware UCC.

We have participated in conferences with officers and representatives of the Company and its Subsidiaries, representatives of the current registered public accountants of the Company and its Subsidiaries, and representatives of the Initial Purchaser and its counsel, at which conferences the contents of the Time of Sale Document and the Final Offering Memorandum and related matters were discussed and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Time of Sale Document and the Final Offering Memorandum, on the basis of the foregoing, nothing has come to our attention that causes us to believe that the Time of Sale Document, as of its date, or the Final Offering Memorandum as of its date or on the Closing Date, contained or contains, an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and financial, accounting, and oil and gas reserve and production data included or incorporated by reference in or omitted from the Time of Sale Document and the Final Offering Memorandum).

Exhibit E-3